LIMITED POWER OF ATTORNEY FOR
SECTION 16 REPORTING OBLIGATIONS


The undersigned hereby makes, constitutes and appoints the Chief Executive Officer, Chief Financial Officer, Controller and Administrative Assistant to the Chief Executive Officer of JCM Partners, LLC, a Delaware limited liability company (the "Company") as the undersigned's true and lawful attorney-in-fact, with full power and authority as hereinafter described on behalf of and in the name, place and stead of the undersigned to:

(1)	Prepare, execute, acknowledge, deliver and file Forms 3, 4, and 5 (including any amendments thereto) with respect to the securities of the Company, with the
United States Securities and Exchange Commission and the Company, as considered necessary or advisable under Section 16(a) of the Securities Exchange Act of
1934 and the rules and regulations promulgated thereunder, as amended from time to time (the "Exchange Act"); and

(2)	Perform any and all other acts which in the discretion of such attorney-in-fact(s) are necessary or desirable for and on behalf of the undersigned in connection with the foregoing.

The undersigned acknowledges that:

(1)	This Power of Attorney authorizes, but does not require, such attorney-in-fact(s) to act in their discretion on information provided to such attorney-in-fact(s) without independent verification of such information;

(2)	Any documents prepared and/or executed by such attorney-in-fact(s) on behalf of the undersigned pursuant to this Power of Attorney will be in such form and will contain such information and disclosure as such attorney-in-fact(s), in his or her discretion, deems necessary or desirable;

(3)	Neither the Company nor such attorney-in-fact(s) assumes

i.	Any liability for the undersigned's responsibility to comply with the requirements of the Exchange Act,
ii.	Any liability of the undersigned for any failure to comply with such requirements, or
iii.	Any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act; and

(4)	This Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned's obligations under the Exchange Act, including without limitation the reporting requirements under Section 16 of the
Exchange Act.

The undersigned hereby gives and grants the foregoing attorney-in-fact(s) full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if present, hereby ratifying all that such attorney-in-fact(s) of, for and on behalf of the undersigned, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney.

This Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to such attorney-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this ___22____ day of ____September___, ___2006_____.





 __/s/ Douglas W. Toovey__
Signature



__Douglas W. Toovey__
Print Name